Exhibit 10.37

SETTLEMENT AND PURCHASE AGREEMENT

This Settlement and Purchase Agreement (“Agreement”), dated and effective as of June 14, 2001, is by and between Cheniere Energy, Inc., a Delaware corporation (“Cheniere”), CXY Corporation, a Texas corporation (“CXY”); Crest Energy, L.L.C., a Texas limited liability company (“Crest Energy”), Crest Investment Company, a Texas corporation (“Crest”) and Freeport LNG Terminal, LLC, a Delaware limited liability company (“Freeport”). Jamal Daniel (“Daniel”) is a party hereto solely for purposes of becoming obligated to execute, deliver and adhere to, and becoming a beneficiary of the other parties’ obligations to execute, deliver and adhere to the Release (as defined hereinafter) and Agreed Motion and Order (as defined hereinafter). For purposes of this Agreement, CXY means any and all direct and indirect affiliates, joint ventures, and subsidiaries of Cheniere and/or CXY that are involved in or became involved in the LNG business.

RECITALS

A. Cheniere, Crest and Daniel are parties to a lawsuit pending in the 189th District Court of Harris County, Texas, under Cause No. 2001-19586, styled Cheniere Energy Company, Inc. v. Crest Investment Company and Jamal Daniel (the “Lawsuit”) and have agreed to settle the dispute which is the subject of the Lawsuit.

B. As part of the settlement, Crest Energy has agreed to transfer to CXY its membership interests in Freeport and Cheniere has agreed to issue shares of its common stock to Crest and Cheniere and CXY have agreed to pay a royalty to Crest.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

1.01 Purchase and Sale of Interests. Upon the terms, subject to the conditions, and in reliance upon the representations, warranties and covenants set forth herein, Crest Energy agrees to sell, transfer and assign to CXY at the Closing (as defined below), and CXY agrees to purchase from Crest Energy at the Closing, the number of issued and outstanding membership interests in Freeport that represents all of the issued and outstanding membership interests in Freeport (such shares collectively referred to herein as the “Interests”).

1.02 Release and Dismissal. Cheniere, Crest and Daniel hereby agree to execute on the Closing Date (as defined below) (i) a Mutual Release and Settlement of All Claims substantially in the form of Exhibit A hereto (the “Release”) and (ii) an Agreed Motion for and Order of Dismissal of the Lawsuit With Prejudice as to its refiling substantially in the form of Exhibit B hereto (the “Agreed Motion and Order”).

1.03 Consideration. In consideration of the settlement of the Lawsuit and of the sale, transfer and delivery of the Interests by Crest to CXY:

(a) Following the Closing, Cheniere, CXY and Freeport, jointly and severally, agree to pay to Crest a royalty (the “Royalty”) on the gross quantities of gas processed through LNG terminals owned by CXY, which Royalty shall be calculated in accordance with Exhibit C hereto. The Royalty shall be payable on the last business day of each calendar month immediately following the month during which such gas is processed, beginning with the month following the month during which gas is first processed on a commercial basis (the “First Production Month”) by any LNG facility of CXY. The Royalty obligations of CXY and Freeport shall be subordinated to, but only to, third party senior project financing of CXY on the terms set forth on Exhibit D hereto. Cheniere, CXY and Freeport agree to refrain from creating or allowing to be created any lien, security interest or other encumbrance on any asset of CXY or Freeport for borrowed money that is senior to or pari passu with the Royalty obligation, exclusive of the senior project financing described in the preceding sentence. Crest shall have the right to audit Cheniere’s and CXY’s calculation of the Royalty and to test the equipment used to measure and record throughput at each LNG facility and any other equipment used to calculate the Royalty. Cheniere and CXY shall cooperate with Crest, Crest’s independent auditor and their agents in performing any such audit and testing. The amount of the Royalty and the rate at which the Royalty is calculated shall be based on gross quantities of gas processed as described above and in Exhibit C; however, the obligation to pay the Royalty shall arise only upon and only to the extent that CXY or its affiliate receives consideration for such gas processed. Within fifteen days after the 12 month anniversary of the first day of the First Production Month (such twelve-months collectively, the “First Production Year”), the parties will calculate the actual Royalty paid with respect to the First Production Year, and on every 12, month anniversary thereof (each an “Adjustment Date”), the actual Royalty paid for each subsequent twelve-month period (each a “Production Year.”), the Royalty paid for such Production Year. In the event that the actual Royalty paid during the First Production Year or any subsequent Production Year is found to be less than Two Million Dollars ($2,000,000), Cheniere and CXY shall jointly pay to Crest, on the First Adjustment Date and each subsequent Adjustment Date, as applicable, in immediately available funds, an amount equal to Two Million Dollars ($2,000,000) less the actual Royalty paid for such First Production Year or subsequent Production Year, as applicable. Cheniere and CXY agree to cause the Royalty obligation created by this Agreement to be binding on any and all successors or assigns to their equity interests, whether by merger, stock purchase or otherwise, and on any and all successors, assigns, transferees or purchasers of assets constituting all or substantially all of the assets of any LNG facility, unless, at the time of each such transfer of assets, CXY has under contract at one or more LNG facilities it will retain, the right and obligation to process and receive tariff for processing at least One Billion Mcf of gas per day, for a period of at least 5 years following such transfer of assets. In the event that Cheniere and CXY retain ownership of any LNG facility, but propose to transfer any other LNG facility to an unrelated party, the parties hereto agree to negotiate with each other and with the proposed LNG facility transferee to divide the obligations to make minimum and maximum Royalty payments to Crest (as set forth on Exhibit C based on the proposed division of the LNG facilities and the trailing twelve-month production and tariffs of such LNG facilities; provided, however, that the economic benefit to Crest of the divided Royalty obligations shall be no less favorable to Crest than those originally provided for hereunder, provided, further, that in the event that such parties are unable to agree upon the division of such minimum and maximum Royalty obligations, then Cheniere and CXY shall cause such transferee to assume the full Royalty obligations as in existence under this Agreement immediately prior to the closing of such proposed transfer; and

(b) At the Closing, Cheniere shall issue in the name of Crest and deliver to Crest 500,000 shares (the “Closing Shares”) of the common stock, par value $0.003, of Cheniere (“Cheniere Common Stock”); and

(c) Within five business days after the occurrence, if ever, of an Issuance Event (as defined below), Cheniere shall deliver to Crest 750,000 shares (as adjusted in accordance with the terms hereof, the “Contingent Shares”) of Cheniere Common Stock.

The number of Contingent Shares deliverable by Cheniere shall be subject to adjustment as provided in Article VI hereof. The Closing Shares and Contingent Shares are referred to collectively herein as the “Share Consideration.” As used herein, the term “Issuance Event” shall mean the receipt by CXY or its successor in interest to any LNG facility, its assign or its affiliate of a permit, in form and substance reasonably satisfactory to Cheniere, to immediately begin construction in the United States of a receiving terminal for liquefied natural gas.

1.04 Crest Registration Rights.

(a) Cheniere shall, as soon as reasonably practicable following the Closing, and in any event within 30 days following the date of issuance of each of the Closing Shares and Contingent Shares, file with the Securities and Exchange Commission (“Commission”) and use its commercially reasonable best efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of all of such shares and keep such registration statement effective for up to two years or, if earlier, until all of such shares have been disposed of by Crest. Cheniere shall (i) prepare and file with the Commission such amendments and supplements to each such registration statement and the prospectus used in connection with each such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in the immediately preceding sentence; (ii) furnish to Crest such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Crest may reasonably request in order to facilitate the disposition of such shares; (iii) use its reasonable efforts to register and qualify the securities covered by each such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested; provided that Cheniere shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (iv) notify Crest at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in each such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its reasonable efforts to, as promptly as practicable, amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (1) use reasonable efforts to cause such shares to be listed on each securities exchange on which similar securities issued by Cheniere are then listed and to be qualified for trading on each system on which securities issued by Cheniere are from time to time qualified.

(b) In addition to the foregoing, at Closing, Cheniere and Crest shall enter into a Registration Rights Agreement in substantially the form of Exhibit E hereto, proving for certain demand and piggyback registration rights.

1.05 Right of First Refusal. In the event that on or before December 31, 2021, CXY or any of its subsidiaries or affiliates conducting LNG business proposes to (i) obtain any equity financing or (ii) sell, transfer or assign all or substantially all of the assets constituting any LNG facility developed using the property that is the subject of the Lease Option, the right to provide such equity financing, in whole or in part, and the right to purchase such assets, as applicable, shall first be offered to Crest in accordance with this Section 1.05. Cheniere shall cause CXY to deliver a notice to Crest (the “Offer Notice”) containing a description of the proposed transaction and the terms thereof, including a description of the equity securities to be issued or a statement of the assets to be sold or transferred, as applicable, and a statement of the amount of consideration to be received by CXY therefor. At the same time as the delivery of the Offer Notice, Cheniere shall cause CXY to deliver to Crest an offer to sell the securities that are the subject of such equity financing or assets that are proposed to be sold to Crest on the same terms and conditions and for the same consideration as described in the Offer Notice. For a period of 30 business days after such offer is sent to Crest, Crest may, by notice to Cheniere or CXY accept the offer to acquire such securities, in whole or in part, or such assets as applicable. Such acceptance shall specify a proposed date for closing such purchase, which date shall not be later than 90 days from the date the offer described above is sent to Crest by CXY. In the event that Crest does not agree to provide any of the proposed equity financing or purchase such assets, CXY shall have the right to proceed with the equity financing with respect to the portion not so provided by Crest or asset sale, as applicable, on the terms specified in the Offer Notice; provided, however, that if CXY fails to consummate such equity financing or such asset sale within 180 days after the date of the Offer Notice or proposes to consummate such equity financing or asset sale on terms that differ in any material respect from the terms set forth in the Offer Notice, the right of first refusal contemplated by this Section 1.05 shall again be applicable.

1.06 Advisory Board Seats. Cheniere shall permit Crest to appoint an advisory member to its Board of Directors and CXY shall permit Crest to appoint up to two advisory members to its Board of Directors. Such advisory members shall receive notice of and be invited to be present at and participate in (i) all Board meetings and (ii) all meetings of the Executive Committee of the Board, as applicable, of such companies. Each such advisory member shall serve in an advisory role only and owe no fiduciary duty to Cheniere, CXY, their stakeholders, creditors, other stockholders or any of their affiliates.

1.07 Cheniere and CXY agree to cause any and all of their direct and indirect, present and future affiliates, joint ventures and subsidiaries that are involved in the LNG business to assume and adopt the obligations of Cheniere and CXY under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CREST ENERGY AND CREST

Except as disclosed on the Disclosure Schedule delivered to Cheniere by Crest Energy and Crest and attached hereto (the “Disclosure Schedule”), Crest Energy and Crest hereby jointly and severally represent and warrant to Cheniere as follows:

2.01 Organization and Qualification, etc. Crest is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Each of Crest Energy and Freeport are limited liability companies duly organized, validly existing and in good standing under the laws of the States of Texas and Delaware, respectively, and have all requisite power and authority to own, lease and operate their assets and to carry on their businesses as now being conducted. Each of Crest Energy, Crest and Freeport is duly qualified to do business in each jurisdiction in which qualification is required, except where its failure to be qualified would not have a material adverse effect on its operations or financial condition.

2.02 Interests. The Interests constitute all of the issued and outstanding equity interests in Freeport. The Interests are validly issued and outstanding, fully paid and nonassessable. There are no options, warrants, calls, commitments or other rights of any kind obligating Freeport to issue, sell or otherwise transfer any membership or other equity interests. None of the interests was issued in violation of the preemptive rights of any person.

2.03 Ownership of Interests. Crest Energy owns all of the Interests, free and clear of all liens, options, charges, equities, encumbrances or claims of any kind. There is no restriction on transfer of the Interests from Crest Energy to CXY. Upon the delivery to CXY of an assignment of the Interests as contemplated by this Agreement, and without the consent or approval of any other party, good and valid title to such Interests will be vested in CXY free and clear of all liens, options, charges, equities, encumbrances and claims of any kind. Crest has not granted or agreed to grant and is not otherwise bound by any options, warrants, calls, commitments or other rights to purchase or otherwise acquire, or other obligations to issue, or other rights to convert any obligations into, any membership or other equity interests in Freeport, including the Interests.

2.04 Investments. Freeport has no subsidiaries and has no advances to, or investments in, any securities of, or other equity interest in, any other corporation, partnership, business entity, joint venture, enterprise or organization, public or private.

2.05 Absence of Undisclosed Liabilities. Except for the Lease Option (as defined below) and except to the extent expressly permitted by the terms of this Agreement, Freeport does not have any liabilities or obligations, whether asserted or unasserted, whether secured or unsecured, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether choate or inchoate or otherwise.

2.06 Authority; Validity; Conflicts. This Agreement has been duly authorized; executed and delivered by Crest Energy, Crest and Freeport and constitutes the valid and legally binding agreement and obligation of Crest Energy, Crest and Freeport, enforceable against Crest Energy, Crest and Freeport in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity. Upon execution and delivery of the agreements, certificates or other documents contemplated hereby to be executed and delivered by Crest Energy, Crest and Freeport, such agreements, certificates or documents will be enforceable against Crest Energy, Crest and Freeport in accordance with their respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery by Crest Energy, Crest and Freeport of this Agreement do not, and the execution and delivery by Crest Energy, Crest and Freeport of the agreements, certificates and other documents contemplated hereby and the consummation by Crest Energy and Crest of the transactions contemplated hereby will not, violate any provision of, the organizational documents of Crest Energy, Crest and/or Freeport or violate any provision of, create any conflict with, result in the acceleration of any obligation under or constitute a default under, any material loan agreement, indenture, lease, mortgage, financing statement, contract, instrument or any other commitment (or written) of any kind to which Crest Energy, Crest or Freeport is a party or by which any of the Interests or the assets of Crest Energy, Crest or Freeport is bound. Crest has provided Cheniere with a true and correct copy of the Certificate of Formation and Regulations of Freeport, which constitute the only organizational documents of Freeport.

2.07 Assets. Freeport does not own any material assets other than the Agreement for Lease Option dated March 23, 2001, between Freeport (as successor in interest to Crest) and the Brazos River Harbor Navigation District (the “Lease Option”). A true and correct copy of the Lease Option, including the Assignment of Agreement for Lease Option, has been delivered to Cheniere. Neither Crest nor Freeport has granted any lien, pledge or security interest in the Lease Option. In addition, neither Crest nor Freeport has assigned any of its right, title or interest in the Lease Option. Except as otherwise provided in this Section 2.07, Crest, Crest Energy and Freeport make no representations or warranties as to the Lease Option of any nature, including, without limitation, as to the validity or enforceability of the Lease Option.

2.08 Brokers. None of Crest Energy, Crest or Freeport have engaged the services of any broker or finder or incurred any liability for brokerage fees, finders’ fees, agents’ commissions or other forms of compensation in connection with the transactions set forth in this Agreement in a manner that will result in any liability on the part of Cheniere.

2.09 Securities Law Matters.

(i) The issuance to Crest of the Share Consideration (collectively referred to in this Section as the “Securities”) is intended to be exempt from registration under the Securities Act. Crest represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(ii) Crest is acquiring the Securities for its own account, for investment purposes only, and not with a view to the resale or distribution, thereof, except pursuant to effective registrations or qualifications relating thereto under the Securities, Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom. Notwithstanding the foregoing, Cheniere acknowledges that the purpose of the registration statements referenced in Section 1.04 above will be to permit Crest to offer for sale in a public offering the Share Consideration after such registration statements become effective.

(iii) Crest acknowledges that (A) the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings and (B) the Securities may not be sold, pledged or otherwise transferred except pursuant to effective registrations or an exemption relating thereto under the Securities Act and any applicable state securities laws.

(iv) Crest hereby represents and warrants to, and covenants with, Cheniere, that Crest will not sell, assign or transfer all or any part of the Securities except (A) pursuant to an effective registration statement under the Securities Act, or (B) in a transaction that, in the opinion of independent counsel reasonably satisfactory to the parties, may be made without registration under Federal and any applicable state securities laws.

(v) Crest has such knowledge and experience in financial and business matters so that it is capable of evaluating and has evaluated the relative merits and risks of investing in the Securities. At closing, Crest will have adequate means of providing for its current economic needs and contingencies, will have no need for liquidity in its investment in the Securities and will be able to bear financially the risks of such investment.

(vi) Crest acknowledges that all documents, books and records that pertain to its investments in the Securities and that have been requested by Crest, if any, have been made available or delivered to Crest, to the extent Cheniere can provide such information without unreasonable effort or expense. Crest has had an opportunity to discuss Cheniere’s business, management and financial affairs with Cheniere’s management and to ask questions of and receive answers from Cheniere concerning the business (both current and proposed) of Cheniere. Crest acknowledges that all such questions, if any, have been answered to its full satisfaction and that Crest has received all information about Cheniere which Crest desires, including information which it deems necessary to verify the accuracy of information Cheniere has provided to Crest.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHENIERE & CXY

Cheniere and CXY jointly and severally represent and warrant to Crest and Crest Energy as follows:

3.01 Organization. Cheniere is a corporation duly organized, validly existing. and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Cheniere is duly qualified to do business in each jurisdiction in which such qualification is required, except where its failure to be qualified would not have a material adverse effect on its operations or financial condition. CXY is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. CXY is duly qualified to do business in each jurisdiction in which such qualification is required, except where its failure to be qualified would not have a material adverse effect on its operations or financial condition.

3.02 Authority; Validity; Conflicts. This Agreement has been duly authorized, executed and delivered by each of Cheniere and CXY and constitutes the valid and legally binding agreement and obligation of each of Cheniere and CXY, enforceable against each in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Upon execution and delivery of the agreements, certificates or other documents contemplated hereby to be executed by Cheniere and/or CXY, such agreements, certificates or documents will be enforceable against Cheniere and/or CXY in accordance with their respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery by Cheniere and/or CXY of this Agreement does not, and the execution and delivery by Cheniere and/or CXY of the agreements, certificates and other documents contemplated hereby and the consummation by Cheniere and/or CXY of the transactions contemplated hereby will not, violate any provision of the organizational documents of Cheniere and/or CXY, or violate any provision of, or create any conflict with, or result in the acceleration of any obligation under, or constitute a default under, any material loan agreement, indenture, lease, mortgage, deed of trust, financing. agreement, contract, instrument or any other material commitment or agreement to which Cheniere and/or CXY are subject.

3.03 Capital Stock and Other Securities. Upon their issuance in accordance with the terms of this agreement the shares included in the Share Consideration will be validly issued and outstanding, fully paid and nonassessable. None of such shares will be issued in violation of the preemptive rights of any person. Upon the delivery to Crest of certificates representing the Share Consideration as contemplated by this Agreement, and without the consent or approval of any other party, good and marketable title to such shares shall be vested in Crest, free and clear of all liens, options, charges, equities, encumbrances and claims of any kind.

3.04 Brokers. Cheniere has not engaged the services of any broker, or finder or incurred any liability for brokerage fees, finders’ fees, agents’ commissions or other forms of compensation in connection with the transactions set forth in this Agreement in a manner that will result in any liability on the part of Crest Energy, Crest or Freeport.

3.05 SEC Documents. Cheniere has furnished Crest with a true and complete copy of all documents filed with the Commission since December 31, 2000. Such documents are all the documents that Cheniere has been required to file with the SEC since December 31, 2000. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective), each such document was in compliance, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act; contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Cheniere included in such documents complied, at the time of filing with the Commission (and, with respect to any registration statement, the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with U.S. Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (subject, in the case of unaudited statements, to the omission of certain footnotes) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of Cheniere and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations for the periods presented. Since March 31, 2001, there has not been any change in the business, assets, financial condition or results of operations of Cheniere or any of its subsidiaries, which in any case would have a material adverse effect on, or with respect to, Cheniere or CXY. Notwithstanding anything to the contrary herein, the foregoing sentences of this Section 3.05 shall not apply to information with respect to selling stockholders or provided in the plan of distribution in any of Cheniere’s registration statements on Form S-3 filed with the Commission.

ARTICLE IV

CLOSING PROCEDURES

The closing of the purchase and sale of the Interests and the other transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”) at such place as may be mutually agreed upon by the parties. At the Closing, (a) Cheniere shall deliver or cause to be delivered to Crest duly executed stock certificates evidencing the Closing Shares, the Release duly executed by Cheniere and the Agreed Motion and Order executed by Cheniere or its counsel, (b) Crest will deliver or cause to be delivered to Cheniere a duly executed assignment, in form and substance reasonably satisfactory to Cheniere, of the Interests, the Release duly executed by Crest and the Agreed Motion and Order duly executed by Crest or its counsel and (c) Daniel will deliver or cause to be delivered the Release duly executed by Daniel and the Agreed Motion and Order duly executed by Daniel or his counsel.

ARTICLE V

INDEMNIFICATION

5.01 Indemnification by Crest Energy and Crest. Crest Energy and Crest, jointly and severally, hereby agree to indemnify, defend and hold Cheniere, and its subsidiaries, affiliates, officers, directors, employees, shareholders and agents (collectively, the “Cheniere Indemnified Persons”) harmless from and against any and all demands, suits, claims, actions or causes of action, assessments, losses, damage, liabilities, liens, settlements, penalties, and forfeitures, and reasonable costs and expenses incident thereto (including reasonable attorneys’ fees) (collectively, the “Indemnity Losses”), asserted against or suffered or incurred, directly or indirectly, by any of the Cheniere Indemnified Persons and resulting from (a) any breach of any representation or warranty or covenant made by Crest Energy or Crest herein or in any certificate or writing furnished by Crest or Crest Energy pursuant to this Agreement or (b) the filing by Crest or any other person or entity acting by, through or for Crest of any lawsuit or other legal action asserting any claim or theory of recovery asserted by Crest in the Lawsuit or released in the Release against any of the Crest Indemnified Parties, in any forum.

5.02 Indemnification by Cheniere and CXY. Cheniere and CXY hereby jointly and severally agree to indemnify, defend and hold Crest Energy, Crest and Daniel their respective subsidiaries, affiliates, officers, directors, employees, shareholders and agents (collectively, the “Crest Indemnified Persons”) harmless from and against any and all Indemnity Losses asserted against or suffered or incurred, directly or indirectly, by any of the Crest Indemnified Persons and resulting from (a) any breach of any representation or warranty or covenant made by Cheniere or CXY herein or in any certificate or writing furnished by Cheniere or CXY pursuant to this Agreement; or (b) the filing by Cheniere or any other person or entity acting by, through or for Cheniere of any lawsuit or other legal action asserting any claim or theory of recovery asserted by Cheniere in the Lawsuit or released in the Release against any of the Crest Indemnified Parties, in any forum.

5.03 Procedures Relating to Indemnification Among Parties. Following the discovery of any facts or conditions which could reasonably be expected to give rise to an Indemnity Loss or Indemnity Losses for which indemnification under this Article V can be obtained, the party seeking indemnification under this Article V (the “Indemnified Party”) shall, within thirty (30) days thereafter, provide written notice to the party from whom indemnification is sought (the “Indemnifying Party”), setting forth the facts and circumstances, in reasonable detail, relating to such Indemnity Loss or Indemnity Losses and the amount of Indemnity Loss or Indemnity Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation) (“Indemnification Notice”). The failure to provide such notice to the Indemnifying Party in a timely manner shall not affect the underlying indemnity claim except to the extent that the Indemnifying Party is materially prejudiced thereby and except that, for purposes of Section 5.03, a notice concerning the breach of a Surviving Representation must be delivered before such Surviving Representation terminates pursuant to Section 5.05.

5.04 Procedures Relating to Indemnification for Third Party Claims.

In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any other person, firm, governmental authority or corporation (a “Third Party Claim”), the Indemnified Party must provide an Indemnification Notice to the Indemnifying Party relating to the Third Party Claim within thirty (30) days after receipt by such Indemnified Party of written notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The failure to provide such notice or deliver such copies to the Indemnifying Party in a timely manner shall not affect the underlying indemnity claim except to the extent that the Indemnifying Party is materially prejudiced thereby.

If a Third Party Claim is made against the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses and acknowledges in writing its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof as long as the Indemnifying Party continues to defend actively and in good faith such claim. If the Indemnifying Party assumes such defense, then the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnifying Party shall have the right to control the defense, compromise or settlement of such matter, and all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim, with the out of pocket expenses of all such cooperation requested by the Indemnifying Party, if any, to be borne by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not compromise or settle any Third Party Claim without the consent of the Indemnified Party, unless such compromise or settlement involves only the payment of monetary damages by the Indemnifying Party and includes a full release of the Indemnified Party from all liability with respect to such Third Party Claim. If the Indemnifying Party, within a reasonable time after receipt of an Indemnification Notice relating to a Third Party Claim, chooses not to assume defense of a Third Party Claim or fails to defend such Third Party Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim, on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall have no right to challenge the Indemnifying Party’s defense, compromise, settlement or consent to judgment.

5.05 Survival. All covenants and agreements shall survive the Closing without limitation. All representations and warranties made by the parties shall survive the Closing and shall thereafter terminate two years after the Closing Date except that the representations and warranties contained in Sections 2.02, 2.03 and 3.03 hereof shall survive without limitation. It is specifically understood and agreed that any claim for indemnification under this Article V shall survive after such two year period only if related to a claim for breach of a covenant or agreement or if a Claim Notice with respect to such claim is provided to the party to provide the indemnification before the end of such two year period, except with respect to indemnification claims arising from alleged breaches of the representations and warranties contained in Sections 2.02, 2.03 and 3.03.

5.06 No Election. In the absence of fraud, the indemnification rights provided in this Article V shall be the sole and exclusive remedy available to each of the parties to this Agreement for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein.

ARTICLE VI

ANTI-DILUTION

6.01 Anti-Dilution Provisions. Cheniere and Crest have agreed that the number of Contingent Shares shall be 750,000 based on a deemed value of such shares of $2.50 per share (the “Deemed Value”). The number of Contingent Shares issuable by Cheniere and the Deemed Value shall be subject to adjustment, as provided in this Article VI. Upon each adjustment of the Deemed Value, Cheniere shall be obligated to issue, based on the Deemed Value resulting from such adjustment, the number of shares of Cheniere Common Stock obtained by multiplying the Deemed Value in effect immediately prior to such adjustment by the number of shares that would have been issuable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Deemed Value resulting from such adjustment.

6.02 Adjustment of Deemed Value Upon Issuance of Cheniere Common Stock.

(a) (i) If and whenever after the date hereof Cheniere shall issue or sell any Cheniere Common Stock for no consideration or for a consideration per share less than the Deemed Value, then, forthwith upon such issue or sale, the Deemed Value shall be reduced (but not increased, except as otherwise specifically provided in Section 6.02(b)(iii) hereof, to the price (calculated to the nearest one-ten thousandth of a cent) determined by dividing (x) an amount equal to the sum of (i) the aggregate number of shares of Cheniere Common Stock outstanding immediately prior to such issue or sale multiplied by then existing Deemed Value plus (ii) the consideration received by Cheniere upon such issue or sale by (y) the aggregate number of shares of Cheniere Common Stock outstanding immediately after such issue or sale.

(ii) Notwithstanding the provisions of this Section 6.02 no adjustment shall be made in the Deemed Value in the event that Cheniere issues, in one or more transactions, (i) Cheniere Common Stock or convertible securities upon exercise of any options issued to officers, directors or employees of Cheniere pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Cheniere Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number that is twice the number of such shares of Cheniere Common Stock that are issuable under currently effective employee plans and agreements); (ii) Cheniere Common. Stock upon exercise of any stack purchase warrant or option (other than the option referred to in clause (i) above) or other convertible security outstanding on the date hereof; or (iii), Cheniere Common Stock issued as consideration in, or in connection with, acquisitions by Cheniere. In addition, for purposes of calculating any adjustment of the Deemed Value as provided in this Section 6.02(a), all of the shares of Cheniere Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

(b) For purposes of this Section 6.02, the following Sections 6.02(b)(i) to 6.02(b)(v) inclusive, shall be applicable:

(i) Issuance of Convertible Securities Rights or Options. In case at any time after the date hereof Cheniere shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Cheniere Common Stock of any stock or securities convertible into or exchangeable for Cheniere Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Cheniere Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by Cheniere as consideration for granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to Cheniere upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Cheniere Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Deemed Value in effect as of the date of granting such rights or options, then the total maximum number of shares of Cheniere Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Deemed Value specified in Section 6.02(a) hereof. Except as provided in Section 6.02(b) hereof, no further adjustment of the Deemed Value shall be made upon the actual issuance of such Cheniere Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Cheniere Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Convertible Security, right or option referred to in Section 6.02(b), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6.02(b), or the rate at which any Convertible Securities referred to in Section 6.02(b), are convertible into or exchangeable for Cheniere Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Deemed Value then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Deemed Value that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in Section 6.02(b), or on the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 6.02(b), the Deemed Value then in effect hereunder shall forthwith be readjusted (increased or deceased, as the case may be) to the Deemed Value that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Cheniere Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in Section 6.02(b) or the rate at which any Convertible Securities referred to in Section 6.02(b) reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Cheniere Common Stock upon the exercise of any such right or option or upon conversation or exchange of any such Convertible Securities, the Deemed Value then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertibles Securities never been issued as to such Cheniere Common Stock and had adjustments been made upon the issuance of the Cheniere Common Stock delivered as aforesaid, but only if as a result of such adjustment the Deemed Value then in effect hereunder is thereby reduced.

(iii) Consideration for Stock. In case at any time Cheniere Common Stock or Convertible Securities or any rights or options to purchase any such Cheniere Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by Cheniere therefor. In case at any time any Cheniere Common Stock, Convertible Securities or any rights or options to purchase any such Cheniere Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by Cheniere shall be deemed to be the fair value of such consideration, determined reasonably and in good faith by the Board of Directors of Cheniere. In case at any tine any Cheniere Common Stock, Convertible Securities or any rights or options to purchase any Cheniere Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which Cheniere is the surviving corporation, the amount of consideration received therefor shall, be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of Cheniere, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Cheniere Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Cheniere Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of Cheniere, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or option shall be deemed to have been issued with consideration.

(iv) Record Date. In the case Cheniere shall take a record of the holders of Cheniere Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Cheniere Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Cheniere Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Cheniere Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv) Treasury Shares. The number of shares of Cheniere Common Stock outstanding at any given time shall not include shares owned directly by Cheniere in treasury, and the disposition of any such shares shall be considered an issuance or sale of Cheniere Common Stock for the purpose of this Section 6.02.

6.03 Stock Dividends. In case Cheniere shall declare a dividend or make any other distribution upon any shares of Cheniere, payable in Cheniere Common Stock or Convertible

Securities any Cheniere Common Stock or Convertible Securities,, as the case may be; issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

6.04 Stock Splits and Reverse Splits. In the event that Cheniere shall at any time subdivide its outstanding shares of Cheniere Common Stock into a greater number of shares, the Deemed Value in effect immediately prior to such combination shall be proportionately decreased and the number of Contingent Shares issuable immediately prior to such combination shall be proportionately increased, and conversely, in the event that the outstanding shares of Cheniere Common Stock shall at any time be combined into a smaller number of shares, the Deemed Value in effect immediately prior to such combination shall be proportionately increased, and the number of Contingent Shares issuable immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 6.04, no adjustment in the Deemed Value and no change in the number of Contingent Shares issuable shall be made under this Article VI as a result of or by reason of any such subdivision or combination.

6.05 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of Cheniere, or any consolidation, merger or share exchange of Cheniere with another person, or the sale, transfer or other disposition of all or substantially all of its assets to another person shall be effected in such a way that a holder of Cheniere Common Stock of Cheniere shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

(a) As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except, as otherwise provided below in this Section 6.05), lawful and adequate provisions shall be made whereby Crest shall thereafter have the right to receive upon the terms and conditions specified in this Agreement and in lieu of the Contingent Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Cheniere Common Stock equal to the number of Contingent Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to Crest shall be made with respect to the rights and interests of Crest to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Deemed Value and of the number of Contingent Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the occurrence of an Issuance Event.

(b) In the event of a merger, share exchange or consolidation of Cheniere with or into another person as a result of which a number of shares of common stock or its equivalent of the successor person greater or lesser than the number of shares of Cheniere Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Cheniere Common Stock, then the Deemed Value in effect immediately prior to such, merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Cheniere Common Stock.

(c) Cheniere shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor person (if other than Cheniere) resulting from such consolidation, share exchange or merger or the person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to Crest the obligation to deliver to Crest such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, Crest may be entitled to receive.

6.06 Adjustment for Asset Distribution. If Cheniere declares a dividend or other distribution payable to all holders of shares of Cheniere Common Stock in evidence of indebtedness of Cheniere or other assets of Cheniere (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Cheniere Common Stock, Convertible Securities or options or rights thereto) or other property), the Deemed Value in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Cheniere Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Cheniere Common Stock (as reasonably determined, in good faith by the Board of Directors of Cheniere), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders. of record of Cheniere Common Stock entitled to such dividend or distribution are determined.

6.07 De Minimus Adjustments. No adjustments in the number of shares of Cheniere Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Cheniere Common Stock issuable upon the occurrence of an Issuance Event and. no adjustment in the Deemed Value shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Deemed Value; provided, however, that any adjustments which by reason of this Section 6.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

6.08 Expiration. Crest’s rights to antidilution protection under this Article VI shall expire on the latter of (i) the date of the Issuance Event and (ii) the date that is the fifth anniversary of the Closing Date.

ARTICLE VII

MISCELLANEOUS

7.01 Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own expenses incurred incident to the negotiation and preparation of this Agreement and the sale of the Interests hereunder, including fees of counsel, accountants and other advisors.

7.02 Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

7.03 Notices. Any notice, request, instruction or other document to be given hereunder by any party to another shall be in writing, and delivered personally or mailed by certified or registered mail, postage prepaid, at the following addresses (or at such other address for a party or shall be specified by like notice):

If to Cheniere, addressed to:

Cheniere Energy, Inc.

333 Clay Street, Suite 3400

Houston, Texas 77002

Attention: Charles M. Reimer

With a copy (which shall not constitute notice) to:

Mayor, Day, Caldwell & Keeton, L.L.P.

700 Louisiana, Suite 1900

Houston, Texas 77002

Attention: Dillon J. Ferguson

If to CXY:

CXY Corporation.

333 Clay Street, Suite 3400

Houston, Texas 77002

Attention: Charles M. Reimer

With a copy (which shall not constitute notice) to:

Mayor, Day, Caldwell & Keeton, L.L.P.

700 Louisiana, Suite 1900

Houston, Texas 77002

Attention: Dillon J. Ferguson

If to Crest Energy, addressed to:

Crest Energy, L.L.C.

600 Travis, Suite 6800

Houston, Texas 77002

Attention: Joseph Peacock

With a copy (which shall not constitute notice) to:

Locke Liddell & Sapp LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Attention: Marcus A. Watts

If to Crest, addressed to:

Crest Energy, L.L.C.

600 Travis, Suite 6800

Houston, Texas 77002

Attention: Joseph Peacock

With a copy (which shall not constitute notice) to:

Locke Liddell & Sapp LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Attention: Marcus A. Watts

If to Daniel, addressed to:

Jamal Daniel

Crest Energy, L.L.C.

600 Travis, Suite 6800

Houston, Texas 77002

7.04 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL AFFAIRS OF ANY CORPORATE ENTITY WHICH IS A PARTY TO OR THE SUBJECT OF THIS AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF, THE STATE OF INCORPORATION OR ORGANIZATION OF THE RESPECTIVE ENTITY SHALL GOVERN. VENUE FOR ALL DISPUTES ARISING UNDER THIS AGREEMENT SHALL BE HARRIS COUNTY, TEXAS.

7.05 Entire Agreement: Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any .other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided:

7.06 Assignment. This Agreement may not be assigned by operation of law or otherwise; provided, however, that each of Crest Energy, Crest and Cheniere shall have the right to assign its rights under this Agreement, at any time upon written notice to the other, to any person or entity controlling, controlled by or under common control with the assigning party, provided that the assigning party remains fully liable for its obligations hereunder and that the assignee assumes all of the assigning party’s obligations hereunder.

7.07 Further Assurances. From time to time hereafter and without further consideration, the parties shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any party may reasonably request in order to more effectively convey and transfer to CXY the Interests deliverable to CXY or the Share Consideration deliverable to Crest hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the obligations of the parties hereunder or the purposes of this Agreement.

7.08 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.09 Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.10 Severability. Each article, section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Charles M. Reimer

Name:	Charles M. Reimer
Title:	President

CXY

By:	/s/ Charles M. Reimer

Name:	Charles M. Reimer
Title:	President

CREST INVESTMENT COMPANY

By:	/s/ Joseph W. Peacock

Name:	Joseph W. Peacock
Title:	Executive Vice President

CREST ENERGY, L.L.C.

By:	/s/ Dee S. Osborne, Manager

Dee S. Osborne, Manager

FREEPORT LNG, LLC

By:	/s/ Dee S. Osborne, Manager

Dee S. Osborne, Manager

By:	/s/ Jamal Daniel

Name:	Jamal Daniel, Individually

EXHIBIT A

No. 2001-19586

CHENIERE ENERGY COMPANY, INC.	§	IN THE DISTRICT COURT OF
§
Plaintiff	§
§
v.	§	HARRIS COUNTY, TEXAS
§
CREST INVESTMENT COMPANY and	§
JAMAL DANIEL	§
§
Defendants	§
	§	189TH JUDICIAL DISTRICT

MUTUAL RELEASE AND SETTLEMENT OF ALL CLAIMS

1. This Mutual Release and Settlement of All Claims (“Release”) is entered into by Cheniere Energy, Inc., Crest Investment Company and Jamal Daniel. The entities entering into this Release are referred to collectively as “Parties” and individually as “Party.”

2. For good and valuable consideration received by each, the Parties, except as stated herein in this paragraph 2, do hereby mutually RELEASE, ACQUIT and FOREVER DISCHARGE each other, their officers, directors, shareholders, principals, agents, attorneys, servants, employees, divisions, subsidiaries, affiliates, parents, successors, assigns, and insurance carriers, of and from any and all actions, causes of action, claims or demands, asserted or which would have been asserted in the above-styled lawsuit (“Lawsuit”), including all damages, costs, expenses, or compensation on account of or in any way growing out of any past, present, or future dispute regarding any of the facts alleged and/or transactions described in the Lawsuit, EXCEPT THAT notwithstanding any statement in this Release to the contrary, this Release shall in no way apply to any action, cause of action, claim, demand, damage, cost, expense, or compensation arising as a result of any breach by a Party of the Settlement and Purchase Agreement entered into by the Parties effective June 14, 2001 (“Settlement and Purchase Agreement”).

3. This Mutual Release and Settlement of All Claims shall be construed under and controlled by the laws of the State of Texas.

4. It is expressly warranted by the Parties that no promise or inducement has been offered except has set forth; that this Mutual Release and Settlement of All Claims is executed without reliance upon any statement or representation of the Parties or any person or persons released or their representatives concerning the nature and extent of any damages. or legal liability therefor; and that the acceptance of good and valuable consideration as contemplated in paragraph 2 above is in full accord and satisfaction of disputed claims for which liability is expressly denied by the Parties.

5. All agreements and understandings between the Parties are embodied and expressed herein or in the Settlement and Purchase Agreement. Neither this agreement nor any part thereof shall be construed or used as an admission by any of the Parties. Any consideration conveyed hereunder is conveyed in compromise and settlement of disputed claims and to avoid the trouble and expense of further investigation and litigation.

6. The Parties represent that they have read this Mutual Release and Settlement of All Claims, that they fully understand the Release and its legal effect, that they are represented by an attorney and have received legal advice regarding whether this Release should be executed and that they knowingly and voluntarily agree to the terms of this Mutual Release and Settlement of All Claims.

2

7. This Mutual Release and Settlement of All Claims embodies, merges and integrates all prior and current agreements and understandings of the Parties with regard to the settlement of the claims asserted or which could have been asserted in the above-styled and numbered action.

EXECUTED this          day of                     , 2001.

CHENIERE ENERGY, INC.

By:	/s/ Charles M. Reimer

Name:	Charles M. Reimer
Title:	President & CEO

CXY CORPORATION

By:	/s/ Charles M. Reimer

Name:	Charles M. Reimer
Title:	President

CREST INVESTMENT COMPANY

By:
Name:
Title:

JAMAL DANIEL

3

EXHIBIT B

CAUSE NO. 2001-19586

CHENIERE ENERGY COMPANY, INC.	§	IN THE DISTRICT COURT OF
§
Plaintiff,	§
§
vs.	§	HARRIS COUNTY, TEXAS
§
CREST INVESTMENT COMPANY and	§
JAMAL DANIEL	§
§
Defendants.	§	189TH JUDICIAL DISTRICT

AGREED MOTION FOR DISMISSAL WITH PREJUDICE

NOW COME Plaintiff, Cheniere Energy Company, Inc., and Defendants, Crest Investment Company and Jamal Daniel, and file this Agreed Motion to dismiss the above case with prejudice and would respectfully show as follows:

1. All matters in controversy in this action have been compromised and settled and all parties jointly request that the above case, including all claims and counterclaims, be dismissed with prejudice, with costs being assessed against the party incurring same.

WHEREFORE, Premises Considered, Plaintiff, Cheniere Energy Company, Inc., and Defendants, Crest Investment Company and Jamal Daniel, respectfully request that the above suit be dismissed with prejudice, that costs be assessed against the party incurring same and for such other and further relief to which they may be entitled.

Respectfully submitted,

MAYOR, DAY, CALDWELL & KEETON, L.L.P.

Richard H. Caldwell
State Bar No. 03631000
Dillon J. Ferguson
State Bar No. 06911700
David V. Harbach, II
State Bar No. 24008592
700 Louisiana, Suite 1900
Houston, Texas 77002
713-225-7000
713-225-7047(Fax)

ATTORNEYS FOR PLAINTIFF

OF COUNSEL:

SMYSER KAPLAN & VESELKA, L.L.P.

Craig Smyser

State Bar No. 18777575

Lee L. Kaplan

State Bar No. 11094400

700 Louisiana, Suite 2300

Houston, Texas 77002

713-221-2300

713-221-2320 (Fax)

2

LOCKE LIDDELL & SAPP, LLP

By:

JOHN L. HILL, Jr.

State Bar No. 00000027

Jess H. Hall, Jr.

State Bar No. 08783000

J. Michael Dorman

State Bar No. 06004300

David E. Harrell, Jr.

State Bar No. 00793905

3400 Chase Tower

600 Travis Street

Houston, Texas 77002

(713) 226-1200 (Telephone)

(713) 223-3717 (Facsimile)

ATTORNEYS FOR DEFENDANTS CREST INVESTMENT COMPANY AND JAMAL DANIEL

3

EXHIBIT B

CAUSE NO. 2001-19586

CHENIERE ENERGY COMPANY, INC.	§	IN THE DISTRICT COURT OF
§
Plaintiff,	§
§
vs.	§	HARRIS COUNTY, TEXAS
§
CREST INVESTMENT COMPANY and	§
JAMAL DANIEL,	§
§
Defendants.	§	189TH JUDICIAL DISTRICT

AGREED ORDER FOR DISMISSAL WITH PREJUDICE

On this day came on for consideration the Agreed Motion for Dismissal With Prejudice filed by Plaintiff, Cheniere Energy Company, Inc., and Defendants, Crest Investment Company and Jamal Daniel. After duly considering same, the Court is of the opinion that the Motion is well taken and should be granted. It is, therefore,

ORDERED that this suit and all claims and counterclaims asserted or which could have been asserted herein be and hereby are dismissed with prejudice, with costs of court being assessed against the party incurring same.

Signed this          day of                     , 2001.

Honorable Jeff Work
Presiding Judge

Approved:

MAYOR, DAY, CALDWELL & KEETON, L.L.P.

Richard H. Caldwell

State Bar No. 03631000

Dillon J. Ferguson

State Bar No. 06911700

David V. Harbach, II

State Bar No. 24008592

700 Louisiana, Suite 1900

Houston, Texas 77002

713-225-7000

713-225-7047 (Fax)

ATTORNEYS FOR PLAINTIFF

OF COUNSEL:

SMYSER KAPLAN & VESELKA, L.L.P.

Craig Smyser

State Bar No. 18777575

Lee L. Kaplan

State Bar No. 11094400

700 Louisiana, Suite 2300

Houston, Texas 77002

713-221-2300

713-221-2320 (Fax)

2

LOCKE LIDDELL & SAPP, LLP

By:

JOHN L. HILL, Jr.

State Bar No. 00000027

Jess H. Hall, Jr.

State Bar No. 08783000

J. Michael Dorman

State Bar No. 06004300

David E. Harrell, Jr.

State Bar No. 00793905

3400 Chase Tower

600 Travis Street

Houston, Texas 77002

(713) 226-1200 (Telephone)

(713) 223-3717 (Facsimile)

ATTORNEYS FOR DEFENDANTS CREST INVESTMENT COMPANY AND JAMAL DANIEL

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EXHIBIT C

Crest / Cheniere

Crest Royalty Fee Grid

Month’s weighted-average daily throughput MMCF		up to 500	501 - 550	551 - 600	601 - 650	651 - 700	751 - 750	801 - 850	851 - 900	901 - 950	951 or higher

tariff charged per MMCF		Crest Royalty Fee
S0.30	min	min	min	min	0.02	0.03	0.03	0.03	0.03	0.03	0.03
S0.31	min	min	min	0.02	0.02	0.03	0.03	0.03	0.03	0.03	0.03
S0.32	min	min	min	0.02	0.02	OM	0.03	0.03	0.03	0.03	0.03
S0.33	min	min	min	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.34	min	min	0.02	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.35	min	min	0.02	0.03	0.03	0.03	003	0.03	0.03.	0.03	0.03
S0.36	min	min	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.37	min	0.02	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.38	min	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.39	min	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.40	0.02	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.41	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.42	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0:03	0.03	0.03	0.03
S0.43	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03.	0.03	0.03	0.03
S0.44	0.02	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03
S0.45	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03

Formula

Monthly Payment of the Royalty shall be calculated pursuant to the following formula

(Month’s weighted-average daily throughput (MMCF)) x

1000 x (days in month) x (relevant fee from grid above)

If actual tariff charged or throughput exceeds table values shown above, the applicable fee from grid will be S0.03.

If actual tariff charged is less than $0.30 per MMCF, the Crest Royalty Fee shall be calculated based on the Fee Grid assuming that the tariff is equal to 50.30 per MMCF

Minimum annual fee will be $2,000,000.

Maximum annual fee will be $10,950,000.

min = the applicable minimum monthly fee

In the event that more than one tariff is charged on processed gas during a month, the tariff per MMCF to be used in calculating the Crest Royalty shall be calculated on a weighted-average basis for tariff charged on all gas processed at all facilities during such month.

EXHIBIT D

SUBORDINATION PROVISIONS

1. The Royalty and the obligation to make payments in respect thereof (individually and collectively, the “Subordinated Debt”) shall, to the extent and in the manner hereinafter set forth, be subordinate and junior in right of payment to the prior payment in full of the Senior Debt, (as hereinafter defined). For the purposes hereof, the Senior Debt shall not be deemed to have been paid in full until the holders or owners thereof shall have received payment in full of the Senior Debt in cash.

2. For all purposes of these subordination provisions, the term “Senior Debt” (i) shall mean (A) all indebtedness now or hereafter incurred by CXY for borrowed money for third party senior project financing and (B) any and all amendments or other modifications, deferrals, renewals or extensions of any such Senior Debt or other instrument issued in evidence of or in exchange for such Senior Debt, and (ii) shall include interest payable in respect of any Senior Debt accruing subsequent to the filing of any petition initiating any dissolution, winding up, liquidation, arrangement or reorganization relating to CXY, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of CXY or otherwise.

3. No payment in respect of the Subordinated Debt (whether in cash, securities or other property, by set-off or otherwise) shall be made if, at the time of making such payment or immediately after giving effect thereto, (i) there shall exist and be continuing a default in the payment of any Senior Debt or (ii) there shall exist any other event of default in respect of any Senior Debt, as defined therein or in the instrument under which such Senior Debt is outstanding, which permits the holders thereof to accelerate the maturity thereof.

4. In the event of any dissolution, winding up, liquidation, arrangement or reorganization relating to CXY, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of CXY or otherwise, (i) all Senior Debt shall first be paid in full before any payment or distribution (whether in cash, securities or other property) shall be made in respect of the Subordinated Debt, and (ii) any payment or distribution (whether in cash, securities or other property) which otherwise would be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the holders of the Senior Debt or their representatives, or to the trustee or trustee under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, in accordance with the priorities then existing among such holders of the Senior Debt for application to the payment or prepayment of the Senior Debt, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt, until the Senior Debt shall have been paid in full.

5. In the event that any payment or distribution in respect of the Subordinated Debt is received by Crest or any other holder of the Subordinated Debt contrary to these subordination provisions, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt, shall be segregated from other funds and property held by the holder of the

Subordinated Debt and shall be forthwith paid over to the holders of the Senior Debt or their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, in accordance with the priorities then existing among such holders of the Senior Debt, in the same form as so received (with any necessary endorsement) for application to the payment or prepayment of the Senior Debt, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt, until the Senior Debt shall have been paid in full. Each holder of the Senior Debt is hereby irrevocably authorized, in the event of the failure of any holder of any Subordinate Debt to make any such endorsement, to make such endorsement, in the name of such holder of any Subordinated Debt or otherwise.

6. These subordination provisions are solely for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and Crest or any other holder of the Subordinated Debt on the other hand, and nothing herein shall (i) impair, as between CXY and Crest or any other holder of the Subordinated Debt, the obligations of CXY in respect of the Subordinated Debt, or (ii) prevent Crest or any other holder of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, all subject to the rights hereunder of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to Crest or any other holder of the Subordinated Debt.

7. All rights and interests of the holders of the Senior Debt, and all agreements and obligations of Crest or any other holder of the Subordinated Debt, under these subordination provisions, shall remain in full force and effect irrespective of (i) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any agreement or instrument related thereto, (ii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, (iii) any act or failure to act, or any noncompliance with the terms hereof, on the part of CXY or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, CXY in respect of the Senior Debt or Crest or any other holder of the Subordinated Debt in respect of these subordination provisions. These subordination provisions shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of CXY or otherwise, all as though such payment has not been made.

8. Crest hereby acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Subordinated Debt, to acquire and/or continue to hold such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Debt. No amendment or other modification of these subordination provisions which affects the superior position of the holders of the Senior Debt hereunder shall be effective against the holders of the Senior Debt who have not consented thereto.

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EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of June 14, 2001, by and among Cheniere Energy, Inc., a Delaware corporation (the “Company”), and Crest Investment Company, a Texas corporation (“Crest”, to be effective as provided in Section 3.3.

Recitals

WHEREAS, the Company, Crest and certain other parties have entered into that certain Settlement and Purchase Agreement, dated as of June 14, 2001 (the “Purchase Agreement”), providing for the issuance and sale by the Company, and the purchase by Crest, of up to 1,250,000 shares of common stock of the Company; and

WHEREAS, the obligations of Crest under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Best Efforts” shall, mean the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock Equivalents” means any security issued by the Company which is convertible into Common Stock.

“Common Shares” means the shares of Common Stock (including those issuable upon conversion of the Preferred Stock) held by Crest.

“Common Stock” means the Common Stock, par value $0.003 per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“Holders” shall mean Crest or and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.9 hereof.

“Initiating Holder” shall mean any Holder or Holders, holding at least fifty percent (50%) of the then outstanding Registrable Securities, who initiates a demand or piggyback registration in accordance with this Agreement.

“Person” shall mean any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or governmental authority.

“Registrable Securities” means (i) any Common Stock acquired by Crest pursuant to the Purchase Agreement and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Common Stock, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public, excluding in all cases, however, any Registrable Securities sold in a transaction in which the rights under Section 2 are not assigned.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

2. Registration Rights.

2.1 Demand Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders at any time a written request that the Company effect a registration (including, without limitation, a continuous or “shelf” registration, if available), qualification or compliance with respect to all or any portion of the shares of Registrable Securities, the Company will:

(i) within 20 days of the receipt thereof give written notice of such request to all other Holders; and

(ii) as soon as practicable, use its Best Efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities law and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as may be reasonably required to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after mailing of such written notice by the Company; provided, however, that the Company, shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(b) Additional Provisions. The Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided that if the Company shall famish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company a delay in the filing of any registration statement is necessary in light of a pending corporate development, then the Company’s obligation to use its Best Efforts to register, qualify or comply under this Section 2.1 shall be deferred (with respect to any demand for registration hereunder) for a period not to exceed sixty (60) days from the date of receipt of written request from the Initiating Holders, provided further, that the Company may defer the filing of any registration statement until a special audit is no longer required, provided, further, that the Company cannot, pursuant to this Section 2.1(b) delay implementation of a demand for registration more than once in any twelve (12) month period.

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(c) Underwriting. In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.1 and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

(d) Procedures. The Company shall (together with the Holders who have elected to participate in such offering) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to a majority of the Initiating Holders’ reasonable approval. Notwithstanding anything herein to the contrary, if the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders and other holders of Company securities who have registration rights, and the number of shares that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of them at the time of filing the registration statement; provided that the number of Registrable Securities requested to be included in such registration shall be reduced only after all securities held by holders of the Company’s securities which are not Registrable Securities have been eliminated from such registration. No shares of Common Stock to be registered, which are not Registrable Securities, excluded from the underwriting by reason of the underwriter’s marketing limitation, shall be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall be withheld from the market for a period of ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require,

(e) Sales for Company Account. The Company shall be entitled to register securities for sale for its own account in any registration requested pursuant to this Section 2.1 unless the underwriter shall indicate in writing to the Initiating Holders that the inclusion of the shares to be sold for the account of the Company will adversely affect the registration, the price of the shares to be sold or the number of shares to be sold for the account of the Holders. The Company may not otherwise cause any other registration of securities for sale for its own account (other than a registration effected solely to implement a stock option plan or other employee benefit plan) to be initiated after a registration requested and effective pursuant to Section 2.1 and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2.1.

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(f) Limit on Demand Registrations. The Holders shall be allowed only two (2) demand registrations pursuant to this Section 2.1; provided, however, the Company shall not be obligated to effect the second demand registration until the expiration of a period of nine (9) months following the date that the first demand registration is declared effective by the Commission.

2.2 Company Registration.

(a) Notice of Registration. If (but without any obligation to do so) at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (i) a registration pursuant to Section 2.1, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon the conversion of debt securities that are also being registered, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use its Best Efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

Notwithstanding anything herein to the contrary, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting, and the number of Registrable Securities that may be included in the registration and underwriting by the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder, at the time of filing the registration statement; provided that the number of the Registrable Securities requested to be included in such registration shall be reduced only after all securities held by holders of the Company’s securities whose rights to distribute such securities through such underwriting are junior to those of the Holders have been eliminated from such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any Holder to the nearest one hundred (100) shares.

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If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of such registration. Any securities excluded or withdraw from such underwriting shall be withdrawn from such registration, and shall be withdrawn from the market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Limitations on Subsequent Registration Rights. The Company agrees and covenants that it will not grant or allow any persons any registration rights with respect to any securities of the Company which rights are superior to the rights granted herein to Crest.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) prepare and file with the Commission a registration statement (including any amendments and supplements as may be necessary) with respect to such securities and use its Best Efforts to cause such registration statement to become and remain effective for the period of distribution as contemplated thereby, including, without limitation, the period necessary to allow distribution in accordance with -any continuous or “shelf” registration as contemplated by Section 2.1(a);

(b) use its Best Efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(c) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits

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to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d) notify each Holder of Registrable Securities covered by a registration statement (i) when any post-effective amendment to such registration statement has been filed, (ii) that each Holder must suspend the use of such registration statement until such post-effective amendment becomes effective and (iii) when such post-effective amendment becomes effective;

(e) furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder or Preferred Holder, as applicable, notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities; and

(f) use its Best Efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; and if not so listed, use its Best Efforts to be listed on the NASDAQ system.

2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2 or in the event that any securities constituting the Share Consideration, as defined in the Purchase Agreement, are included in a registration statement under Section 1.04 of the Purchase Agreement:

(a) To the extent permitted by law, the Company will indemnify each Holder participating in such registration, each of its officers and directors and partners, and each person, if any, controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to such registration, qualification or compliance, legal counsel and accountants for the Holders, and each underwriter (as defined in the Securities Act) for such Holder, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement by the Company (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission by the Company (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if

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settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld), and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use in connection with such registration. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(b) To the extent permitted by law, each Holder will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, legal counsel and accountants for the Company, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement by such Holder (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, or any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of the Securities Act of any rule or regulation promulgated under the Securities Act applicable to such Holder in connection with any such registration, qualification or compliance, and such Holder will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating, preparing, or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct or gross negligence by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in

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the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party” shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein. shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

(d) If the indemnification provided for in this Section 2.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and all shareholders offering securities in the offering (the “Selling Shareholders”) on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does -not take account of the equitable considerations referred to above in this Section 2.6(d) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim,

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subject to the provisions of Section 2(c) hereof. Notwithstanding the provisions of this Section 2.6(d) no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing provisions of this Section 2.6, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the Selling Shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.6, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

2.7 Certain Information.

(a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Securities included in any registration, shall furnish the Company such information regarding such Holder, the Registrable Securities and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.

(b) The failure of any Holder to furnish the information requested pursuant to Section 2.7(a) (i) shall not affect the obligation of the Company under Section 2 to the remaining Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering and (ii) may be “deemed a withdrawal for purposes of Section 2.2 hereof if the Board of Directors of the Company so deems in its good faith judgment.

(c) Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

(d) Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as such Holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable

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Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its Best Efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration. In addition, if at any time following the effective date of the first registration of any of the Company’s securities under the Securities Act the Company shall cease to be subject to the requirements of Section 15(d) of the Exchange Act, the Company will make available to any of the Holders the information required by Rule 15c2-11(a)(4) of the Exchange Act (or any corresponding rule hereafter in effect).

2.9 Transfer of Registration Rights. The rights granted to a Holder hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of 100,000 shares or more, as such number may be adjusted based on stock dividends, splits, reverse splits, combinations, exchanges or other recapitalizations from time to time, of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Holder notifies the Company in writing of the transfer or assignment and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement, and (iii) such transfer is not pursuant to a registration statement under the Securities Act or Rule 144 promulgated under the Securities Act.

3. Miscellaneous.

3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

3.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Effective Date; Termination; Entire Agreement; Amendment. Notwithstanding anything in this Agreement, this Agreement shall not be effective or binding on the Company or the Holders until it has been executed by the Company and, with respect to a Holder, the Holder has acquired its Registrable Securities pursuant to the Purchase Agreement. Upon its

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effectiveness as provided herein, this Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holder or Holders holding at least sixty-seven percent (67%) of the then outstanding Registrable Securities owned by the Holders.

3.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to a Holder, at such Holder’s address set forth on the signature page hereto, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 222 Clay, Suite 3400, Houston, Texas, 77002, Attention: Charles M. Reimer or at such other address as the Company shall have furnished to the other parties hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt, if delivered personally or by courier, or, if sent by mail, at the earlier, of its receipt or 48 hours after same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

3.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any parry of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

3.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

3.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereby effective as of the last date set forth below.

“COMPANY”

CHENIERE ENERGY, INC.

Date: June 14, 2001	By:	/s/ Charles M. Reimer
	Name:	Charles M. Reimer
	Title:	PRESIDENT

“CREST”

CREST INVESTMENT COMPANY

Date: June 14, 2001	By:	/s/ Dee S. Osborne
	Name:	Dee S. Osborne
	Title:	PRESIDENT

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CHENIERE ENERGY, INC.

333 Clay Street, Suite 3400

Houston, Texas 77002

February 27, 2003

Dee S. Osborne

Crest Energy, Inc.

600 Travis, Suite 6800

Houston, Texas 77002

Re:	Crest/Cheniere Settlement Agreement and Waiver of ROFR

Dear Mr. Osborne:

Reference is made to the Settlement and Purchase Agreement (the “Settlement Agreement”), dated June 14, 2001, between Cheniere Energy, Inc. (“Cheniere”), Cheniere LNG, Inc. (f/k/a CXY Corporation) (“Cheniere LNG”), Crest Energy, L.L.C. (“Crest Energy”), Crest Investment Company (“Crest”) and Freeport LNG Terminal, LLC (“Terminal LLC”).

Cheniere, Cheniere LNG and Terminal LLC (collectively, the “Cheniere Entities”), Freeport LNG Investments, LLC (“Investments”) and Freeport LNG-GP, Inc. (the “General Partner”) entered into a Contribution Agreement dated August 26, 2002, as amended effective on September 19, 2002, October 4, 2002 and February 27, 2003 (collectively, the “Contribution Agreement”). In accordance with the terms of the Contribution Agreement, Freeport LNG Development, L.P. (the “Partnership”) intends to develop, build, own and operate a liquefied natural gas receiving and degasification facility in or about Freeport, Texas (the “Freeport LNG Facility”). Upon the closing of the Contribution Agreement, Cheniere LNG would become a limited partner in the Partnership.

Therefore, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Crest hereby irrevocably waives and relinquishes all of its rights contained in Section 1.05 of the Settlement Agreement and said section is hereby deleted from the Settlement Agreement, subject to the understanding and condition that, as to the Freeport LNG Facility, the Partnership is bound by all terms of the Settlement Agreement set forth or referenced in Section 1.03(a), including, without limitation, the exhibits referenced in such Section, and that in any future conveyance of the Partnership or all or substantially all of the assets of the Partnership, such provisions of the Settlement Agreement will be expressly assumed by any successor or assign to such partnership interests or assets; for the purpose of avoidance of doubt, the parties hereto and the Partnership are bound by the subordination provisions contained in Section 1.03(a).

Dee S. Osborne

Crest Energy, Inc.

February 27, 2003

If the foregoing is acceptable, please sign in the space hereinafter provided for signature by each of Crest and Crest Energy.

CHENIERE ENERGY, INC.		CHENIERE LNG, INC.

By:	/s/ Charif Souki	By:	/s/ Charif Souki
Name:	Charif Souki	Name:	Charif Souki
Title:	Chairman	Title:	Chairman

CREST ENERGY, LLC		CREST INVESTMENT COMPANY.

By:	/s/ Dee S. Osborne	By:	/s/ Dee S. Osborne
Name:	Dee S. Osborne	Name:	Dee S. Osborne
Title:	Member	Title:	President

FREEPORT LNG TERMINAL, LLC

		By:	/s/ Charif Souki
		Name:	Charif Souki
		Title:	Manager

CHENIERE ENERGY, INC.

333 Clay Street, Suite 3400

Houston, Texas 77002

February 27, 2003

Dee S. Osborne

Crest Energy, Inc.

600 Travis, Suite 6800

Houston, Texas 77002

Re:	Crest/Cheniere Settlement Agreement and Waiver of ROFR

Dear Mr. Osborne:

Reference is made to the Settlement and Purchase Agreement (the “Settlement Agreement”), dated June 14, 2001, between Cheniere Energy, Inc. (“Cheniere”), Cheniere LNG, Inc. (f/k/a CXY Corporation) (“Cheniere LNG”), Crest Energy, L.L.C. (“Crest Energy”), Crest Investment Company (“Crest”) and Freeport LNG Terminal, LLC (“Terminal LLC”).

Cheniere, Cheniere LNG and Terminal LLC (collectively, the “Cheniere Entities”), Freeport LNG Investments, LLC (“Investments”) and Freeport LNG-GP, Inc. (the “General Partner”) entered into a Contribution Agreement dated August 26, 2002, as amended effective on September 19, 2002, October 4, 2002 and February 27, 2003 (collectively, the “Contribution Agreement”). In accordance with the terms of the Contribution Agreement, Freeport LNG Development, L.P. (the “Partnership”) intends to develop, build, own and operate a liquefied natural gas receiving and regasification facility in or about Freeport, Texas (the “Freeport LNG Facility”). Upon the closing of the Contribution Agreement, Cheniere LNG would become a limited partner in the Partnership.

Therefore, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Provided that a closing occurs under the Contribution Agreement and that LNG Investments and Freeport do not on or before March 31, 2003, determine, in their sole discretion, and notify Cheniere in writing that the Partnership should terminate the Lease Agreement pursuant to Section 2.6 of the Lease Agreement, the meaning of “Issuance Event” as used in the Settlement Agreement is modified to mean April 15, 2003. If such events do not occur, however, the meaning of Issuance Event under the Settlement Agreement shall not be modified by this Agreement.

Dee S. Osborne

Crest Energy, Inc.

February 27, 2003

2. This section 2 of this letter agreement is specifically designated as a modification of the Settlement Agreement. Section 7.06 of the Settlement Agreement is hereby amended and restated as follows:

This Agreement may not be assigned by operation of law or otherwise; provided, however, that each of Crest Energy, Crest and Cheniere shall have the right to assign its rights under this Agreement, at any time, upon written notice to the other, to any person or entity controlling, controlled by or under common control with the assigning party, provided that the assigning party remains fully liable for its obligations hereunder and that the assignee assumes all of the assigning party’s obligations hereunder. Notwithstanding the foregoing, Crest may, from time to time, assign, in whole or in part, its right to receive payment of the Royalty and rights related thereto to one or more persons; provided, however, that Crest shall retain and have the sole right to make or give any or all consents, approvals, waivers or modifications with respect to the Royalty to the exclusion of any such assignees. As to any payor of the Royalty, any assignment under this Section 7.06 shall be effective thirty (30) days after such payor receives written notice of such assignment, together with a copy of such assignment.

If the foregoing is acceptable, please sign in the space hereinafter provided for signature by each of Crest and Crest Energy.

CHENIERE ENERGY, INC.		CHENIERE LNG, INC.

By:	/s/ Charif Souki	By:	/s/ Charif Souki
Name:	Charif Souki	Name:	Charif Souki
Title:	Chairman	Title:	Chairman

CREST ENERGY, LLC		CREST INVESTMENT COMPANY.

By:	/s/ Dee S. Osborne	By:	/s/ Dee S. Osborne
Name:	Dee S. Osborne	Name:	Dee S. Osborne
Title:	Manager	Title:	President

Dee S. Osborne

Crest Energy, Inc.

February 27, 2003

FREEPORT LNG TERMINAL, LLC

By:	/s/ Charif Souki
Name:	Charif Souki
Title:	Manager